PRESS RELEASE

FOR IMMEDIATE RELEASE    CONTACT: Alison Griffin
October 21, 2024    804-217-5897

DYNEX CAPITAL, INC. DECLARES COMMON STOCK DIVIDENDS

GLEN ALLEN, Va.--Dynex Capital, Inc. announced today that the Company’s Board of Directors has declared a cash dividend of $0.15 per share on its Common Stock (NYSE: DX) for November 2024. The Common dividend is payable on December 2, 2024, to shareholders of record as of November 22, 2024.

About Dynex Capital

Dynex Capital, Inc. is a financial services company committed to ethical stewardship of stakeholders' capital; employing comprehensive risk management and disciplined capital allocation to generate dividend income and long-term total returns through the diversified financing of real estate assets in the United States. Dynex operates as a REIT and is internally managed to maximize stakeholder alignment. Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.

Forward Looking Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the business of Dynex Capital, Inc. that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

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